Exhibit 10.1

EXECUTION VERSION

AMENDMENT NUMBER TWO

TO THE

MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT

DATED AS OF JUNE 28, 2017

BETWEEN

GP COMMERCIAL WF LLC

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

THIS AMENDMENT NUMBER TWO to the Master Repurchase Agreement and Securities Contract (as defined below) (this “Amendment”) is made this 9th day of February, 2018, between GP COMMERCIAL WF LLC (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Buyer”).

WHEREAS, Seller and Buyer entered into (i) that certain Master Repurchase Agreement and Securities Contract, dated as of June 28, 2017, by and between Seller and Buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), and (ii) that certain Fee and Pricing Letter, dated as of June 28, 2017, by and between Seller and Buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Fee Letter”);

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.                            Amendments. Effective as of the date of this Amendment the Repurchase Agreement is hereby amended as follows:

(a)                                 Section 2.01 of the Repurchase Agreement is hereby amended by adding the definition of “Servicer Remittance Date” in its appropriate alphabetical order:

“Servicer Remittance Date”: Defined in the Servicing Agreement, which definition is incorporated herein by reference.

(b)                                 Section 2.01 of the Repurchase Agreement is hereby amended by deleting the definitions of “Repurchase Documents”, “Servicer” and “Servicing Agreement” in their respective entireties and replacing them with the following:

“Repurchase Documents”:  Collectively, this Agreement, the Custodial Agreement, the Fee Letter, the Controlled Account Agreements, the Servicing Agreement and any related sub-servicing agreements, the Pledge and Security Agreement, the Residual Pledge Agreement, the Guarantee Agreement, the Power of Attorney, the Contribution Agreement for each Purchased Asset, all Irrevocable Redirection Notices, all Confirmations, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Repurchase Document.

“Servicer”: For each Purchased Asset, as determined in accordance with Article 17, Wells Fargo Bank, National Association, or its designee, or any another servicer acceptable to Buyer, servicing such Purchased Asset under a Servicing Agreement.

“Servicing Agreement”:  That certain Servicing Agreement, dated as of February 9, 2018, by and among Buyer, Seller, Wells Fargo Bank, National Association, as servicer, or any other agreement acceptable to Buyer entered into by Seller and a servicer, or among Buyer, Seller, and a servicer, as applicable, for the servicing of the Purchased Assets.

(c)                                  Section 2.01 of the Repurchase Agreement is hereby amended by deleting the definitions of “Servicer Joinder Agreement” and “Servicing Agreement Side Letter” in their respective entireties.

(d)                                 Section 5.01 of the Repurchase Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

Section 5.01 Waterfall Account.  The Waterfall Account shall be established at Deposit Account Bank.  Buyer shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a)(2) of the UCC) over the Waterfall Account pursuant to the terms of the applicable Controlled Account Agreement.  Neither Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Waterfall Account.  All Income received in respect of the Purchased Assets, shall be transferred by Servicer, subject to the applicable provisions of the Servicing Agreement, from the Servicer Account into the Waterfall Account on each Servicer Remittance Date.  All such Income, once deposited in the Waterfall Account, shall be applied to and remitted by Deposit Account Bank in accordance with this Article 5.

(e)                                  Section 5.02 of the Repurchase Agreement is hereby amended by deleting the fourth clause in its entirety and replacing it with the following:

fourth, to pay any custodial fees and expenses due and payable under the Custodial Agreement;

(f)                                   Section 5.03 of the Repurchase Agreement is hereby amended by deleting the third clause in its entirety and replacing it with the following:

third, to pay any custodial fees and expenses due and payable under the Custodial Agreement;

(g)                                  Section 10.01(o) of the Repurchase Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

(o)  (i) Seller or Servicer (but only to the extent that Buyer or one of its Affiliates is not Servicer) fails to deposit to the Waterfall Account all Income and other amounts as required by Section 5.01 and other provisions of this Agreement when due, or (ii) a Servicer Event of Default (excluding Servicer’s failure to

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deposit Income in the Waterfall Account) shall have occurred and either (x) such Servicer Event of Default has not been cured, or (y) servicing of the Purchased Assets has not been transferred to Buyer or a designee of Buyer, in each case in respect of this clause (ii), within five (5) Business Days of such Servicer Event of Default;

(h)                                 Section 17.01 of the Repurchase Agreement is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:

(a)  Each Servicer shall service the Purchased Assets on behalf of Buyer.  Each Servicing Agreement shall contain provisions which are consistent with this Article 17 and must otherwise be in form and substance reasonably satisfactory to Buyer, it being understood that in all cases where an Affiliate of Seller is the Servicer, the related Servicing Agreement shall be in the form approved by Buyer.

(i)                                     Section 17.01 of the Repurchase Agreement is hereby amended by deleting subsection (d) in its entirety and replacing it with the following:

(d)  The servicing fee payable to each Servicer shall be payable in accordance with the applicable Servicing Agreement.

(j)                                    Exhibit I of the Repurchase Agreement is hereby amended by deleting the exhibit in its entirety and replacing it with new Exhibit I which is set forth on Annex I attached hereto.

SECTION 2.                            Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Repurchase Agreement.

SECTION 3.                            Limited Effect.  Except as amended hereby, the Repurchase Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment need not be made in the Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Repurchase Agreement, any reference in any of such items to the Repurchase Agreement being sufficient to refer to the Repurchase Agreement as amended hereby.

SECTION 4.                            Representations.  In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, except as otherwise expressly waived by Buyer in writing, Seller is in full compliance with all of the terms and conditions of the Repurchase Agreement, including without limitation, all of the representations and warranties and all of the affirmative and negative covenants, and no Default or Event of Default has occurred and is continuing under the Repurchase Agreement.

SECTION 5.                            Fees and Expenses. Subject to the limitations specified in Section 13.02 of the Repurchase Agreement, Seller agrees to pay to Buyer all reasonable fees and out of pocket expenses incurred by Buyer in connection with this Amendment (including all reasonable fees and out of pocket costs and expenses of Buyer’s legal counsel incurred in connection with this Amendment) pursuant to Section 13.02 of the Repurchase Agreement.

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SECTION 6.                            Governing Law. This Amendment and any claim, controversy or dispute arising under or related to or in connection with this Amendment, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 of the New York General Obligations Law.

SECTION 7.                            Counterparts.  This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same agreement.  This Amendment, to the extent signed and delivered by facsimile or other electronic means, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No signatory to this Amendment shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such Person forever waives any such defense.

SECTION 8.                            Effect of Amendment. This Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller, Pledgor or Residual Pledgor (the “Repurchase Parties”) under or in connection with the Repurchase Agreement, the Fee and Pricing Letter, the Pledge Agreement, the Residual Pledge Agreement or any of the other Repurchase Documents to which any Repurchase Party is a party. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement, the Pledge Agreement and the Residual Pledge Agreement are preserved, (ii) the liens and security interests granted under Repurchase Agreement, the Pledge Agreement and the Residual Pledge Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any Repurchase Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Amendment and the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Buyer

By:	/s/ Michael P. Duncan
Name: Michael P. Duncan
Title: Vice President

Signature Pages to Amendment Number Two to Repurchase Agreement (WF-Granite Point)

GP COMMERCIAL WF LLC, as Seller

By:	/s/ Marcin Urbaszek
Name: Marcin Urbaszek
Title: Chief Financial Officer

Signature Pages to Amendment Number Two to Repurchase Agreement (WF-Granite Point)

ANNEX I

EXHIBIT I

[RESERVED]

Annex I to Amendment Number Two to Repurchase Agreement (WF-Granite Point)